Exhibit 99.1
                            News

For Immediate Release

CNO Financial Group Reports Second Quarter 2024 Results
Earnings per share up 66%; Operating earnings per share up 94%

Carmel, Ind., July 29, 2024 - CNO Financial Group, Inc. (NYSE: CNO) today reported net income of $116.3 million, or $1.06 per diluted share, in 2Q24 compared to $73.7 million, or $0.64 per diluted share, in 2Q23. Net operating income (1) was $114.6 million, or $1.05 per diluted share, in 2Q24 compared to $62.3 million, or $0.54 per diluted share, in 2Q23.

"CNO delivered excellent earnings and operating performance across the board, led by continued sales momentum, a growing agent force, and strong underwriting margins and net investment income in the quarter," said Gary C. Bhojwani, chief executive officer. "Sales grew for the eighth consecutive quarter, illustrating the strength of our broad product offerings and diverse distribution model to serve the middle-income market."

"All of our Growth Scorecard performance metrics were up in the quarter. Our capital position remained strong as we increased book value per share, while returning more than $77 million to shareholders."

"CNO enters the second half of the year with consistent sales momentum and continuing favorable macro trends. We remain well-positioned to deliver sustainable profitable growth and long-term shareholder value."

Second Quarter 2024 Highlights (as compared to the corresponding period in the prior year where applicable)
•    Total new annualized premiums ("NAP") (4) up 4%; Worksite Division NAP up 18%; Consumer Division NAP up 2%

•Medicare Supplement NAP up 16%; Medicare Advantage policies sold up 78%

•Annuity collected premiums up 9%; Policyholder and client assets up 9%

•     Returned $77.2 million to shareholders

•     Book value per share was $22.80, up 30%; book value per diluted share, excluding accumulated other comprehensive loss, (2) was $36.00, up 11%

•     Return on equity ("ROE") of 19.9%; operating ROE, as adjusted, (5) of 11.2%

•Raising full-year guidance on earnings and cash flow

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as net realized investment gains (losses) from sales and change in the allowance for credit losses, changes in fair values of embedded derivatives and market risk benefits and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	June 30,			June 30,
	2024	2023	% change	2024	2023	% change

Income from insurance products (b)	$1.10	$0.64	72	$120.5	$73.7	64
Fee income	0.01	—	n/m	0.8	0.6	33
Investment income not allocated to product lines (c)	0.41	0.24	71	44.8	28.0	60
Expenses not allocated to product lines	(0.16)	(0.18)	(11)	(17.5)	(21.1)	(17)
Operating earnings before taxes	1.36	0.70		148.6	81.2
Income tax expense on operating income	(0.31)	(0.16)	94	(34.0)	(18.9)	80
Net operating income (1)	1.05	0.54	94	114.6	62.3	84
Net realized investment losses from sales and change in allowance for credit losses	(0.20)	(0.27)		(21.9)	(31.3)
Net change in market value of investments recognized in earnings	0.04	(0.04)		4.7	(4.0)
Changes in fair value of embedded derivative liabilities and market risk benefits	0.15	0.44		16.8	50.4
Other	0.02	—		2.4	(0.2)
Non-operating income before taxes	0.01	0.13		2.0	14.9
Income tax expense on non-operating income	—	(0.03)		(0.3)	(3.5)
Net non-operating income	0.01	0.10		1.7	11.4
Net income	$1.06	$0.64		$116.3	$73.7

Weighted average diluted shares outstanding	109.3	115.6
n/m - not meaningful
____________________
(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance margins of the annuity, health and life product lines, less expenses allocated to the insurance product lines. It excludes the income from our fee income business, investment income not allocated to product lines, net expenses not allocated to product lines (primarily holding company expenses) and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines represents net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable, investment borrowings and financing arrangements; (iv) expenses related to the funding agreement-backed notes ("FABN") program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income (loss), and book value per share, excluding accumulated other comprehensive income (loss), are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income (loss) which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
___________________________________________________________________________________________________

	Quarter ended
	June 30,
	2024	2023

Trailing twelve months return on equity (a)	19.9%	14.8%
Trailing twelve months operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (5)	11.2%	8.0%
Trailing twelve months operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (5)	10.0%	8.0%

Shareholders’ equity	$2,428.9	$1,995.8
Accumulated other comprehensive loss	1,464.3	1,733.5

Shareholders’ equity, excluding accumulated other comprehensive loss	3,893.2	3,729.3
Net operating loss carryforwards	(296.5)	(126.3)
Shareholders' equity, excluding accumulated other comprehensive loss and net operating loss carryforwards	$3,596.7	$3,603.0

Book value per diluted share	$22.46	$17.31
Accumulated other comprehensive loss	13.54	15.03

Book value per diluted share, excluding accumulated other comprehensive loss (a non-GAAP financial measure) (2)	$36.00	$32.34

____________________
(a) Calculated using average shareholders’ equity for the measurement period.

Non-Operating Items
Net investment losses in 2Q24 were $21.9 million net of a reduction in the allowance for credit losses of $4.1 million. Net investment losses in 2Q23 were $31.3 million including an increase in the allowance for credit losses of $9.9 million.

During 2Q24 and 2Q23, we recognized an increase (decrease) in earnings of $4.7 million and $(4.0) million, respectively, due to the net change in market value of investments.

During 2Q24 and 2Q23, we recognized an increase in earnings of $16.8 million and $50.4 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities. Such amounts include the impacts of changes in market interest rates and equity impacts used to determine the estimated fair values of the embedded derivatives and market risk benefits.

In 2Q24, other non-operating items included an increase in earnings of $3.5 million for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

INVESTMENT PORTFOLIO
(Dollars in millions)

Fixed maturities, available for sale, at amortized cost by asset class as of June 30, 2024 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$12,849.3	$601.4		$13,450.7
Certificates of deposit	470.2	—		470.2
United States Treasury securities and obligations of the United States government and agencies	278.6	—		278.6
States and political subdivisions	3,182.9	9.6		3,192.5
Foreign governments	101.1	—		101.1
Asset-backed securities	1,448.4	103.8		1,552.2
Agency residential mortgage-backed securities	787.3	—		787.3
Non-agency residential mortgage-backed securities	1,231.7	435.5	(a)	1,667.2
Collateralized loan obligations	1,227.6	—		1,227.6
Commercial mortgage-backed securities	2,290.1	88.6		2,378.7

Total	$23,867.2	$1,238.9		$25,106.1

____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $22.6 billion compared with an amortized cost of $25.1 billion. Net unrealized losses were comprised of gross unrealized gains of $113.2 million and gross unrealized losses of $2,561.6 million. The allowance for credit losses was $39.8 million at June 30, 2024.

Statutory (based on non-GAAP measures) and GAAP Capital Information
The consolidated statutory risk-based capital ratio of our U.S. based insurance subsidiaries was estimated at 394% at June 30, 2024, reflecting estimated 2Q24 statutory operating earnings of $28 million (and $24 million in the first six months of 2024) and the payment of insurance company dividends (net of capital contributions) to the holding company of $29.7 million during 2Q24 (and $73.0 million (net of capital contributions) in the first six months of 2024).

During 2Q24, we repurchased $60.0 million of common stock under our securities repurchase program (including $1.1 million of repurchases settled in 3Q24). We repurchased 2.2 million common shares at an average cost of $27.61 per share. As of June 30, 2024, we had 106.5 million shares outstanding and had authority to repurchase up to an additional $421.8 million of our common stock. During 2Q24, dividends paid on common stock totaled $17.2 million.

Unrestricted cash and investments held by our holding company were $429 million at June 30, 2024, compared to $256 million at December 31, 2023. In addition, the holding company has invested $500 million of the proceeds from the previously announced issuance of $700.0 million of 6.450% senior notes due 2034 (the "2034 Notes") primarily into certificates of deposit which are expected to be used for the repayment of $500.0 million of 5.250% senior notes due May 2025 (the "2025 Notes").

Book value per common share was $22.80 at June 30, 2024 compared to $20.26 at December 31, 2023. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $36.00 at June 30, 2024, compared to $33.94 at December 31, 2023.

The debt-to-capital ratio was 43.0% and 34.0% at June 30, 2024 and December 31, 2023, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (3) was 32.0% and 23.1% at June 30, 2024 and December 31, 2023, respectively. Such debt-to-total capital ratios reflect the issuance of the 2034 Notes in May 2024. At June 30, 2024, adjusting for the expected repayment of the 2025 Notes, the debt-to-total capital ratio would have been 35.4% and the debt-to-total capital ratio, excluding accumulated other comprehensive income (loss), would have been 25.5%.

Return on equity for the trailing four quarters ended June 30, 2024 and 2023, was 19.9% and 14.8%, respectively. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (5) for the trailing four quarters ended June 30, 2024 and 2023, was 10.0% and 8.0%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing a broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2023 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on July 30, 2024 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at https://www.netroadshow.com/events/login?show=51d949bc&confId=68394. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services, and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn, Optavise and Washington National. Our customers work hard to save for the future, and we help protect their health, income, and retirement needs with 3.2 million policies and $36 billion in total assets. Our 3,500 associates, 4,800 exclusive agents and more than 5,000 independent partner agents guide individuals, families, and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses: June 30, 2024 - $39.8 and December 31, 2023 - $42.9; amortized cost: June 30, 2024 - $25,106.1 and December 31, 2023 - $23,699.2)	$22,617.9	$21,506.2
Equity securities at fair value	117.7	96.9
Mortgage loans (net of allowance for credit losses: June 30, 2024 - $13.2 and December 31, 2023 - $15.4)	2,176.0	2,064.1
Policy loans	131.3	128.5
Trading securities	207.8	222.7
Investments held by variable interest entities (net of allowance for credit losses: June 30, 2024 - $2.8 and December 31, 2023 - $3.1; amortized cost: June 30, 2024 - $440.6 and December 31, 2023 - $787.6)	425.5	768.6
Other invested assets	1,554.0	1,353.4
Total investments	27,230.2	26,140.4
Cash and cash equivalents - unrestricted	878.8	774.5
Cash and cash equivalents held by variable interest entities	113.3	114.5
Accrued investment income	262.5	251.5
Present value of future profits	170.4	180.7
Deferred acquisition costs	2,047.2	1,944.4
Reinsurance receivables (net of allowance for credit losses: June 30, 2024 - $3.0 and December 31, 2023 - $3.0)	3,910.9	4,040.7
Market risk benefit asset	84.5	75.4
Income tax assets, net	882.8	936.2
Assets held in separate accounts	3.2	3.1
Other assets	706.4	641.1
Total assets	$36,290.2	$35,102.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account balances	$16,637.9	$15,667.8
Future policy benefits	11,479.4	11,928.2
Market risk benefit liability	3.2	7.4
Liability for life insurance policy claims	59.6	62.1
Unearned and advanced premiums	220.9	218.9
Liabilities related to separate accounts	3.2	3.1
Other liabilities	934.4	848.8
Investment borrowings	2,189.0	2,189.3
Borrowings related to variable interest entities	501.4	820.8
Notes payable – direct corporate obligations	1,832.3	1,140.5
Total liabilities	33,861.3	32,886.9
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: June 30, 2024 – 106,513,566; December 31, 2023 – 109,357,540)	1.1	1.1
Additional paid-in capital	1,797.6	1,891.5
Accumulated other comprehensive loss	(1,464.3)	(1,576.8)
Retained earnings	2,094.5	1,899.8
Total shareholders' equity	2,428.9	2,215.6
Total liabilities and shareholders' equity	$36,290.2	$35,102.5

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Insurance policy income	$641.5	$628.3	$1,269.9	$1,253.8
Net investment income:
General account assets	351.7	308.1	653.6	600.3
Policyholder and other special-purpose portfolios	57.4	91.6	224.7	142.4
Investment gains (losses):
Realized investment losses	(26.3)	(21.8)	(36.3)	(36.4)
Other investment gains (losses)	9.1	(13.5)	26.9	(13.5)
Total investment losses	(17.2)	(35.3)	(9.4)	(49.9)
Fee revenue and other income	32.8	30.1	83.9	82.2
Total revenues	1,066.2	1,022.8	2,222.7	2,028.8
Benefits and expenses:
Insurance policy benefits	568.8	565.9	1,200.2	1,175.6
Liability for future policy benefits remeasurement (gain) loss	(30.0)	8.3	(36.4)	8.9
Change in fair value of market risk benefits	(0.2)	(17.6)	(13.9)	(2.8)
Interest expense	64.2	57.6	124.4	112.3
Amortization of deferred acquisition costs and present value of future profits	61.4	56.0	121.9	111.5
Other operating costs and expenses	251.4	256.5	529.7	528.2
Total benefits and expenses	915.6	926.7	1,925.9	1,933.7
Income before income taxes	150.6	96.1	296.8	95.1
Income tax expense	34.3	22.4	68.2	22.2
Net income	$116.3	$73.7	$228.6	$72.9
Earnings per common share:
Basic:
Weighted average shares outstanding	107,731,000	114,273,000	108,347,000	114,409,000
Net income	$1.08	$.64	$2.11	$.64
Diluted:
Weighted average shares outstanding	109,258,000	115,650,000	110,052,000	116,189,000
Net income	$1.06	$.64	$2.08	$.63

NOTES
(1)Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss related to reinsurance transaction, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of net operating income to net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended
	2Q24	2Q23
Net operating income	$407.3	$281.7

Net operating income, excluding significant items	$364.0	$281.2

Net income	$432.2	$286.8

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$3,648.4	$3,519.3

Average common shareholders' equity	$2,171.4	$1,931.5

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	11.2%	8.0%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	10.0%	8.0%

Return on equity	19.9%	14.8%

The following summarizes: (i) net operating income; (ii) significant items; (iii) net operating income, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income (loss)	four quarters
3Q22	$77.9	$—		$77.9	$360.9	$175.9	$749.8
4Q22	82.9	(0.5)	(b)	82.4	342.5	38.0	630.6
1Q23	58.6	—		58.6	336.6	(0.8)	446.4
2Q23	62.3	—		62.3	281.2	73.7	286.8
3Q23	101.3	(16.9)	(c)	84.4	287.7	167.3	278.2
4Q23	133.9	(26.4)	(d)	107.5	312.8	36.3	276.5
1Q24	57.5	—		57.5	311.7	112.3	389.6
2Q24	114.6	—		114.6	364.0	116.3	432.2

(a) See note (6) for additional information.

(b) Comprised of $.7 million of the net favorable impact arising from our comprehensive annual actuarial review, net of tax expense of $.2 million.

(c) Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals, net of tax expense of $4.8 million.

(d) Comprised of $33.9 million of the net favorable impact arising from our comprehensive annual actuarial review, net of tax expense of $7.5 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Twelve months ended
	2Q24	2Q23
Pre-tax operating earnings (a non-GAAP financial measure)	$525.3	$365.6
Income tax expense	(118.0)	(83.9)
Net operating income	407.3	281.7
Non-operating items:
Net realized investment losses from sales, impairments and change in allowance for credit losses	(45.2)	(71.9)
Net change in market value of investments recognized in earnings	16.7	(31.9)
Changes in fair value of embedded derivative liabilities and market risk benefits	65.6	99.5
Fair value changes related to the agent deferred compensation plan	—	12.2
Other	(3.9)	(2.0)
Non-operating income before taxes	33.2	5.9
Income tax expense on non-operating income	(8.3)	(0.8)
Net non-operating income	24.9	5.1
Net income	$432.2	$286.8

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q22	2Q22	3Q22	4Q22
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,141.7	$3,329.0	$3,510.3	$3,557.1
Net operating loss carryforwards	238.2	214.7	190.9	169.0
Accumulated other comprehensive loss	(561.5)	(1,415.8)	(1,837.8)	(1,957.3)
Common shareholders' equity	$2,818.4	$2,127.9	$1,863.4	$1,768.8

	1Q23	2Q23	3Q23	4Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,543.8	$3,603.0	$3,744.2	$3,712.8
Net operating loss carryforwards	152.4	126.3	102.6	79.6
Accumulated other comprehensive loss	(1,664.4)	(1,733.5)	(1,956.7)	(1,576.8)
Common shareholders' equity	$2,031.8	$1,995.8	$1,890.1	$2,215.6

	1Q24	2Q24
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,536.8	$3,596.7
Net operating loss carryforwards	311.2	296.5
Accumulated other comprehensive loss	(1,480.3)	(1,464.3)
Common shareholders' equity	$2,367.7	$2,428.9

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	2Q24	2Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,648.4	$3,519.3
Net operating loss carryforwards	176.2	170.7
Accumulated other comprehensive loss	(1,653.2)	(1,758.5)
Common shareholders' equity	$2,171.4	$1,931.5

(6)    The tables below summarize the financial impact of significant items on our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Three months ended
	December 31, 2023
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$63.6	$(12.9)	(a)	$50.7
Health margin	146.4	(22.3)	(a)	124.1
Life margin	64.6	1.3	(a)	65.9
Total insurance product margin	274.6	(33.9)		240.7
Allocated expenses	(138.8)	—		(138.8)
Income from insurance products	135.8	(33.9)		101.9
Fee income	17.8	—		17.8
Investment income not allocated to product lines	38.3	—		38.3
Expenses not allocated to product lines	(19.8)	—		(19.8)
Operating earnings before taxes	172.1	(33.9)		138.2
Income tax (expense) benefit on operating income	(38.2)	7.5		(30.7)
Net operating income	$133.9	$(26.4)		$107.5

Net operating income per diluted share	$1.18	$(0.23)		$0.95
___________
(a)Comprised of $33.9 million of the net favorable impact arising from our comprehensive annual actuarial review.

	Three months ended
	September 30, 2023
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$57.0	$—		$57.0
Health margin	123.2	—		123.2
Life margin	59.8	—		59.8
Total insurance product margin	240.0	—		240.0
Allocated expenses	(153.2)	—		(153.2)
Income from insurance products	86.8	—		86.8
Fee income	(2.9)	—		(2.9)
Investment income not allocated to product lines	38.4	—		38.4
Expenses not allocated to product lines	7.5	(21.7)	(a)	(14.2)
Operating earnings before taxes	129.8	(21.7)		108.1
Income tax (expense) benefit on operating income	(28.5)	4.8		(23.7)
Net operating income	$101.3	$(16.9)		$84.4

Net operating income per diluted share	$0.88	$(0.14)		$0.74
___________
(a)Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals.

	Three months ended
	December 31, 2022
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$50.8	$3.2	(a)	$54.0
Health margin	140.4	(18.3)	(a)	122.1
Life margin	43.3	14.4	(a)	57.7
Total insurance product margin	234.5	(0.7)		233.8
Allocated expenses	(149.1)	—		(149.1)
Income from insurance products	85.4	(0.7)		84.7
Fee income	9.2	—		9.2
Investment income not allocated to product lines	25.2	—		25.2
Expenses not allocated to product lines	(12.8)	—		(12.8)
Operating earnings before taxes	107.0	(0.7)		106.3
Income tax (expense) benefit on operating income	(24.1)	0.2		(23.9)
Net operating income	$82.9	$(0.5)		$82.4

Net operating income per diluted share	$0.71	$—		$0.71
___________
(a)Comprised of $0.7 million of the net favorable impact arising from our comprehensive annual actuarial review.

For further information:

CNO News Media
Valerie Dolenga
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Adam Auvil
Adam.Auvil@CNOinc.com